EXHIBIT 31.1

RULE 13a-14(a)/15d-14(a) CERTIFICATION

OF CHIEF EXECUTIVE OFFICER

I, Michael Willoughby, certify that:

1.	I have reviewed this annual report on Form 10-K/A of PFSweb, Inc.;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the periods covered by this report;

Date:	April 30, 2014
By:	/s/ MICHAEL C. WILLOUGHBY
Chief Executive Officer